EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
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     1.   Westbank - Massachusetts

          a. P W B & T, Inc. - Massachusetts

          b. Park West Securities Corporation - Massachusetts

          c. Park West Real Estate Investment Trust, Inc. - Delaware

          d. New London Trust Financial Services Corporation - New Hampshire


     2.   Westbank Capital Trust I - Delaware
          225 Park Avenue
          West Springfield, Massachusetts 01089